UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 1, 2017

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                                                                Regulation FD Disclosure

On December 1, 2017, Deere issued a press release regarding the matters described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

This information is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by Deere under the Securities Act of 1933, as amended (“Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 1, 2017, Deere & Company (“Deere”) completed its previously announced acquisition (the “Acquisition”) of substantially all of the business operations of Wirtgen Group Holding GmbH (“Wirtgen”). Wirtgen, which was a privately-held international company, is the leading manufacturer worldwide of road construction equipment spanning processing, mixing, paving, compaction and rehabilitation. Headquartered in Germany, the operating group of companies includes product brands “WIRTGEN”, “VÖGELE”, “HAMM”, “KLEEMANN,” “BENNINGHOVEN”, and “CIBER”; as well as sales and service companies worldwide. Wirtgen sells products in more than 100 countries and has approximately 8,200 employees. Wirtgen’s businesses and operations will be included in Deere’s construction and forestry operating segment. Pursuant to the terms of a Share and Asset Sale and Purchase Agreement, by and among Deere and Wirtgen, dated as of May 31, 2017, the total cash purchase price for the Acquisition was €4,475 million (or approximately US $5,327 million based on currency exchange rates as of the closing date), a portion of which is being held in escrow to secure certain indemnity obligations of Wirtgen in connection with the Acquisition. In addition to the cash price, Deere assumed substantially all liabilities of Wirtgen. The company financed the acquisition and the transaction expenses from a combination of cash on hand, repayment of intercompany loans from its financial services segment, and €850 million of medium-term debt financing issued by a subsidiary of Deere in September 2017.

Forward Looking Statements

This document contains forward-looking information related to Deere, Wirtgen, and the acquisition that is based on current expectations and involves substantial risks and uncertainties that could cause actual results, performance, events, or transactions to differ materially from those expressed or implied by such statements.

Forward-looking statements in this document and exhibits include, among other things, statements about Deere and Wirtgen’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of Wirtgen; the potential benefits of the proposed Acquisition; and the anticipated operating synergies. Risks and uncertainties include, among other things, risks that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; other business risks, including the effects of industry, market, general economic, political or regulatory conditions; future currency exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals. In addition, actual results, performance, events and transactions, are subject to other risks and uncertainties that relate more broadly to Deere’s overall business, including those more fully described in Deere’s filings with the U.S. Securities and Exchange Commission (“SEC”) (including, but not limited to, the factors discussed in Item 1A. Risk Factors of Deere’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q). In light of these risks, uncertainties, and other factors, you are cautioned not to place undue reliance on the forward-looking information. Deere, except as required by law, undertakes no obligation to update or revise the forward-looking statements, whether as a result of new developments or otherwise.

Item 9.01                                        Financial Statements and Exhibits

(d) Exhibits

(99.1)	Press Release (Furnished herewith).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

By:	/s/ Todd E. Davies
Todd E. Davies
Secretary

Dated: December 4, 2017